SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDED FORM 8-K/A

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported): July 15, 2003

                         Commission File No.: 000-49705



                                   LISTO, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                                        86-1031851
---------------------------------              ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


               39612 North Central Avenue, Phoenix, Arizona 85086
              -----------------------------------------------------
                    (Address of principal executive offices)


                                  (602)614-6081
                            ------------------------
                            (Issuer telephone number)


                                    GBO, Inc.
                   -------------------------------------------
                   (Former name, if changed since last report)

                  4213 North Tabor Street, Mesa, Arizona 82515
          ------------------------------------------------------------
                 (Former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     On May 15, 2003, GBO, Inc. (the "Company" or "Registrant") entered into a Plan of Merger with Listo, Inc.("Listo"), a private Nevada corporation, providing that the Company issue one share of its common stock for each share owned by the shareholders of Listo. No shareholders of Listo exercised their right to dissent to the merger, therefore, all 3,676,000 of the issued and outstanding shares of Listo were acquired by the Company. Articles of Merger were filed with the Nevada Secretary of State on July 15, 2003, providing that the effective date of the merger is June 1, 2003. The Company filed a Form 8-K on July 27,2003, reporting the material facts of the merger. On September 3, 2003, the Company executed an Amendment to Articles of Merger (the Amendment") changing the effective date of the merger to July 15, 2003, and has submitted the Amendment to the Nevada Secretary of State for filing. A copy of the Amendment is attached hereto as Exhibit 2.1.

Item 7. Financial Statements and Exhibits.

Audited financial statements of Listo, Inc. and pro forma combined financial statements of the merged entities will be filed on or before September 29, 2003.

     (c) Exhibits: The exhibits listed below are attached and filed as part of this report:

 Exhibits         Description
 --------         --------------
 2.1              Amendment to Articles of Merger

Item 8. Change in Fiscal Year

Effective August 1, 2003, the Company has determined to change its fiscal year from that used in its most recent filing with the SEC (December 31, 2003). The date of the new fiscal year end shall be June 30. The Company intends to file a transition report on Form 10-K to cover the transition period of January 1, 2003 through June30, 2003, pursuant to the Securities Exchange Act of 1934, as amended on or before September 29, 2003. Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                                     Listo, Inc.

                                                     By:  /s/ Robert Smart
September 3, 2003                                    ---------------------------
                                                              Robert Smart
                                                              President